MANAGEMENT STOCKHOLDER’S AGREEMENT

This Management Stockholder’s Agreement (this “Agreement”) is entered into as of the date indicated on Schedule I hereto (the “Effective Date”) among Dollar General Corporation, a Tennessee corporation (the “Company”), Buck Holdings, L.P., a Delaware limited partnership (“Parent”), and the undersigned person (the “Management Stockholder”) (the Company, Parent and the Management Stockholder being hereinafter collectively referred to as the “Parties”).  All capitalized terms not immediately defined are hereinafter defined in Section 7(b) of this Agreement.

WHEREAS, the Management Stockholder has been selected by the Company (i) to be permitted to transfer to the Company cash in exchange for shares of Common Stock (the “Purchased Stock”); and/or (ii) to receive options to purchase shares of Common Stock (the “Options”) pursuant to the terms set forth below and the terms of the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates, as such Plan may be amended from time to time (the “Option Plan”), and the Stock Option Agreement dated as of the Effective Date, entered into by and between the Company and the Management Stockholder (the “Stock Option Agreement”); and

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders Agreements”) which have in the past, concurrently with the execution hereof or in the future will be entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.

Issuance of Purchased Shares; Options.

(a)    Subject to the terms and conditions hereinafter set forth, the Management Stockholder hereby subscribes for and shall purchase, as of the Effective Date, and the Company shall issue, as of the Effective Date,  and deliver promptly thereafter to the Management Stockholder (if such shares are issued in certificated form) the number of shares of Purchased Stock equal to the investment amount set forth on the Management Stockholder’s signature page hereto divided by the  per share purchase price which shall equal the Fair Market Value on the Effective Date (the “Base Price”), payable by the Management Stockholder on the Effective Date by check payable to Dollar General Corporation.

(b)    Subject to the terms and conditions hereinafter set forth and as set forth in the Option Plan, the Company will grant to the Management Stockholder Options to acquire shares of Common Stock, at an initial per share exercise price equal to the Fair Market Value of the Company’s Common Stock on the date the Options are granted (the “Grant Date”), and the Parties shall execute and deliver to each other copies of the Stock Option Agreement.

(c)    The Company shall have no obligation to sell any Purchased Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him or her would constitute a violation of the securities or “blue sky”

laws of such jurisdiction or (ii) is not an employee or director of the Company or its subsidiaries as of the date of such sale.

2.

Management Stockholder’s Representations, Warranties and Agreements.

(a)    The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Purchased Stock and, at the time of exercise, Common Stock issuable upon exercise of Options (“Option Stock”; together with all Purchased Stock and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities as of or after the date hereof, “Stock”), except as otherwise provided for in this Section 2(a) below and Section 3 hereof.  If the Management Stockholder is an Affiliate of the Company, the Management Stockholder also agrees and acknowledges that he or she will not transfer any shares of the Stock unless:

(i)  the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii)  (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers of Stock are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (1) a transfer made pursuant to Sections 3, 4, 5, 6 or 9 hereof, (2) a transfer (x) upon the death or Disability of the Management Stockholder to the Management Stockholder’s Estate or (y) a transfer to the executors, administrators, testamentary trustees, legatees, immediate family members or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, (3) a transfer made after the date hereof in compliance with the federal securities laws to a Management Stockholder’s Trust, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Management Stockholder” with respect to the representations and warranties and other obligations of this Agreement, and provided further that it is expressly understood and agreed that if such Management Stockholder’s Trust at any point includes any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 7(b) hereof, such transfer shall no longer be deemed in compliance with this Agreement and shall be subject to Section 3(d) below, (4) a transfer of Stock made by the Management Stockholder to Other Management Stockholders, provided that it is expressly understood that any such transferee(s) shall be bound by the provisions of this Agreement (in addition to the provisions set forth in any Other Management Stockholders Agreement to which such Other Management Stockholders are a party), and (5) a transfer made by the Management Stockholder, with the Board’s approval, to the Company or any subsidiary of the Company.

(b)    The certificate (or certificates) representing the Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT AMONG DOLLAR GENERAL CORPORATION (THE “COMPANY”), BUCK HOLDINGS, L.P., AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF OR THE SALE PARTICIPATION AGREEMENT AMONG SUCH MANAGEMENT STOCKHOLDER AND BUCK HOLDINGS, L.P., IN EACH CASE DATED AS OF [EFFECTIVE DATE] (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

(c)    The Management Stockholder acknowledges that he has been advised that (i)  a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent, if any, with respect to the Stock.

(d)    If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and take any actions reasonably requested by the Coordination Committee prior to any such sale (provided that such instructions shall not have a disproportionate adverse impact on the Management Stockholder vis-á-vis any other shareholders of the Company or limited partners of Parent) and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e)    The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the IPO and 90 days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

(f)    The Management Stockholder represents and warrants that (i) with respect to the Purchased Stock and Option Stock, the Management Stockholder has received and reviewed the available information relating to such Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and the Management Stockholder has relied solely on such information.

(g)    The Management Stockholder further represents and warrants that (i) the Management Stockholder’s financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder’s current needs and personal contingencies, (ii) the Management Stockholder can afford to suffer a complete loss of his or her investment in the Stock, (iii) the Management Stockholder understands and has taken cognizance of all risk factors related to the purchase of the Stock, and (iv) the Management Stockholder’s knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the Management Stockholder’s purchase of the Stock as contemplated by this Agreement.

3.

Transferability of Stock.

(a)    The Management Stockholder agrees that he or she will not transfer any shares of Stock at any time during the period commencing on the date hereof and ending on the fifth anniversary of the Grant Date; provided, however, that during such period, the Management Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (i) transfers permitted by Sections 5 or 6; (ii) transfers permitted by clauses (2), (3) and (4) of Section 2(a); (iii) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company upon the proper exercise of registration rights, if any, of such Management Stockholder under Section 9 (excluding any registration on Form S-8, S-4 or any successor or similar form); (iv) transfers permitted pursuant to the Sale Participation Agreement (as defined in Section 7(b));  (v) transfers permitted by the Board or (vi) transfers to Parent or its designee (any such exception, a “Permitted Transfer”).  In addition, during the period commencing on the fifth anniversary of the Grant Date through the earlier of a Change of Control or consummation of a Qualified Public Offering, the Management Stockholder may only transfer shares of Stock in compliance with Section 4.

(b)    Notwithstanding anything to the contrary herein, (i) Section 3(a) shall terminate and be of no further force or effect upon the occurrence of a Change in Control and (ii) upon the occurrence of any sale or other disposition of any percentage of limited partnership units of Parent held by the Sponsors or their Affiliates who are limited partners of Parent, the restrictions on transfer of shares of Common Stock contained in Section 3(a) shall cease to be of any further force or effect with respect to the percentage of shares of Common Stock held by the Management Stockholder Entities equal to the quotient of the number of limited partnership units of Parent sold or disposed of by the Sponsors or such Affiliates in such transaction divided by the aggregate number of Limited Partnership Units owned by the Sponsors or such Affiliates prior to such transaction, and for the avoidance of doubt, such transfer restrictions shall continue to apply to the remaining shares of Common Stock held by the Management Stockholder Entities.

(c)    No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect.

(d)    Notwithstanding anything to the contrary herein, Parent may, at any time and from time to time, waive the restrictions on transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the transfer, or has notified Parent of such transfer or commitment to transfer.  Any transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on transfers contained in this Agreement.

4.

Right of First Refusal.  (a)

If, at any time after the fifth anniversary of the Grant Date and prior to the earlier to occur of a Change of Control or consummation of a Qualified Public Offering, the Management Stockholder proposes to transfer any or all of the Management Stockholder’s Stock to a third party (any such third party, the “ROFR Transferee”) (other than any transfer pursuant to clauses (1), (2), (3), (4) or (5) of Section 2(a), to the extent made to a third party), the Management Stockholder shall notify the Company in writing of the Management Stockholder’s intention to transfer such Stock (such written notice, a “ROFR Notice”).  The ROFR Notice shall include a true and correct description of the number of shares of Stock to be transferred and the material terms of such proposed transfer and a copy of any proposed documentation to be entered into with any ROFR Transferee in respect of such transfer) and shall contain an irrevocable offer to sell such Stock to the Company or its designees (as provided below) (in the manner set forth below) at a purchase price equal to the minimum price at which the Management Stockholder proposes to transfer such Stock to any ROFR Transferee and on substantially the same terms and conditions as the proposed transfer.  At any time within twenty (20) days after the date of the receipt by the Company of the ROFR Notice, the Company shall have the right and option to purchase, or to arrange for a subsidiary, third party or Affiliate to purchase, all (but not less than all) of the shares of Stock proposed to be transferred to a ROFR Transferee, pursuant to Section 4(b).

(b)    The Company shall have the right and option to purchase, or to arrange for a subsidiary, third party or Affiliate to purchase, all of the shares of Stock proposed to be transferred to any ROFR Transferee at a purchase price equal to the minimum price at which the Management Stockholder proposes to transfer such Stock to any ROFR Transferee and otherwise on substantially the same terms and conditions as the proposed transfer (or, if the proposed transfer to any ROFR Transferee includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Board), by delivering (i) a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) and/or (ii) if the proposed transfer to any ROFR Transferee includes any consideration other than cash, any such non-cash consideration to be paid to the Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder.  If at the end of the 20-day period, the Company has not tendered (or caused to be tendered) the purchase price for such shares in the manner set forth above, the Management Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock proposed to be transferred to any ROFR Transferee (subject to compliance with the other terms of this Agreement) on terms no less favorable to the Management Stockholder than those contained in the ROFR Notice.  Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company.  If, at the end of sixty (60) days following the expiration of the 20-day period during which the Company is entitled hereunder to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

(c)    Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the earlier of occurrence of a Change in Control or a Qualified Public Offering.

5.

The Management Stockholder’s Right to Resell Stock and Options to the Company.

(a)    Except as otherwise provided herein, if, prior to the fifth anniversary of the Grant Date, the Management Stockholder’s employment with the Company (or, if applicable, any of its subsidiaries or affiliates) terminates as a result of the death or Disability of the Management Stockholder, then the applicable Management Stockholder Entity, shall, for 365 days (the “Put Period”) following the date of such termination for death or Disability, have the right to:

(i)  With respect to Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to Fair Market Value on the Repurchase Calculation Date (the “Section 5 Repurchase Price”); and

(ii)  With respect to any outstanding vested Options, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the vested Options then held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 5 Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment.  In the event the Management Stockholder Entity elects to sell under this Section 5(a)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options granted to the Management Stockholder shall be automatically terminated without any payment in respect thereof.  In addition, and for the avoidance of doubt, all unvested Options shall be terminated and cancelled without any payment therefor.

(b)    In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 5(a), such Management Stockholder Entities shall send written notice to the Company, at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in Section 5(a)(i) and/or to sell such Options in exchange for the payment referred to in Section 5(a)(ii) and shall indicate the number of shares of Stock to be sold and the number of Options (based on the number of Exercisable Option Shares) to be sold with payment in respect thereof (the “Redemption Notice”).   The completion of the purchases shall take place at the principal office of the Company no later than the twentieth (20th) business day (such date to be determined by the

Company) after the giving of the Redemption Notice.  The applicable Repurchase Price (including any payment with respect to the Options as described above) shall be paid by delivery to the applicable Management Stockholder Entities, at the option of the Company, of a check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(c)    Notwithstanding anything in this Section 5 to the contrary, if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 5(a) (or Section 6 below, as the case may be) would result in a default or an event of default on the part of the Company or any affiliate of the Company under any such agreement or if a repurchase would reasonably be expected to be prohibited by the Tennessee Business Corporation Act (“TBCA”) or any federal or state securities laws or regulations (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock or the Options from the applicable Management Stockholder Entities to the extent it would cause any such default or would be so prohibited by the Event for cash but instead, with respect to such portion with respect to which cash settlement is prohibited, may satisfy its obligations with respect to the Management Stockholder Entities’ exercise of their rights under Section 5(a) by delivering to the applicable Management Stockholder Entity a note with a principal amount equal to the amount payable under this Section 5 that was not paid in cash, having terms acceptable to the Company’s (and its affiliate’s, as applicable) lenders and permitted under the Company’s (and its affiliate’s, as applicable) debt instruments but which in any event: (i) shall be mandatorily repayable promptly and to the extent that an Event no longer prohibits the payment of cash to the applicable Management Stockholder Entity pursuant to this Agreement; and (ii) shall bear interest at a rate equal to the effective rate of interest in respect of the Company’s U.S. dollar-denominated subordinated public debt securities (including any original issue discount).  Notwithstanding the foregoing and subject to Section 5(d), if an Event exists and is continuing for ninety (90) days after the date of the Redemption Notice, the Management Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice with respect to that portion of the Stock and Options repurchased by the Company from the Management Stockholder Entities pursuant to this Section 5 with the note described in the foregoing sentence, and such repurchase shall be rescinded; provided that, upon such rescission, such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities and, notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.

(d)    Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control, this Section 5 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.

6.

The Company’s Option to Purchase Stock and Options of the Management Stockholder Upon Certain Terminations of Employment.

(a)    Termination for Cause by the Company and other Call Events.  If, (i) prior to the fifth anniversary of the Grant Date, the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or affiliates) is terminated by the Company (or, if applicable, its subsidiaries or affiliates) for Cause or (ii) the Management Stockholder Entities effect a transfer of Stock (or Options) that is prohibited under this Agreement (or the Stock Option Agreements, as applicable), after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer which is not so cured (each event described above, a “Section 6(a) Call Event”), then:

(i)  With respect to Stock, the Company may purchase, on one occasion, all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) Base Price (or other applicable price paid by such Management Stockholder Entities for such Stock) and (y) the Fair Market Value on the Repurchase Calculation Date; and

(ii)  with respect to all Options, all Options shall be automatically terminated without any payment in respect thereof upon the occurrence of the Section 6(a) Call Event.

(b)    Termination without Cause by the Company (other than due to his death or Disability), and Termination by the Management Stockholder with Good Reason.  If, prior to the fifth anniversary of the Grant Date, the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or affiliates) is terminated (i) by the Company (or, if applicable, its subsidiaries or affiliates) without Cause (which shall constitute any termination without Cause under any applicable employment agreement) (other than due to his death or Disability), or (ii) by the Management Stockholder with Good Reason (each, a “Section 6(b) Call Event”) then:

(i)  With respect to Stock, the Company may purchase all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date;

(ii)  With respect to any vested Options, the Company may purchase, on one occasion, all or any portion of the exercisable vested Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date of a share of Stock underlying such Options over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely related to vested Options), which vested Options shall be terminated in exchange for such payment.  In the event the Company elects to repurchase under this Section 6(b)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable vested Options shall be automatically terminated without any payment in respect thereof; and

(iii)  With respect to unvested Options, all outstanding unvested Options shall automatically be terminated without any payment in respect thereof.

(c)    Termination for Death or Disability.  if, prior to the fifth anniversary of the Grant Date, the Management Stockholder’s employment with the Company (or, if applicable, its subsidiaries or affiliates) is terminated as a result of the death or Disability of the Management Stockholder (each a “Section 6(c) Call Event”), then:

(i)  With respect to Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date;

(ii)  With respect to any vested Options, the Company may purchase, on one occasion, all or any portion of the exercisable vested Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date of a share of Stock underlying such Options over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely related to vested Options), which vested Options shall be terminated in exchange for such payment.  In the event the Company elects to repurchase under this Section 6(c)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable vested Options shall be automatically terminated without any payment in respect thereof; and

(iii)  With respect to unvested Options, all outstanding unvested Options shall automatically be terminated without any payment in respect thereof.

(d)    Termination by the Management Stockholder without Good Reason.  If, prior to the fifth anniversary of the Grant Date, the Management Stockholder’s active employment by the Company (and/or, if applicable, its subsidiaries or affiliates) is terminated by the Management Stockholder without Good Reason (a “Section 6(d) Call Event”), then:

(i)  With respect to any Purchased Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Purchased Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) the Fair Market Value and (y) the sum of (A) the Base Price (or other applicable price paid by such Management Stockholder Entities for such Purchased Stock), plus (B) the Applicable Percentage of the excess of the Fair Market Value over the Base Price (or other applicable price paid by such Management Stockholder Entities for such Purchased Stock), as of the Repurchase Calculation Date;

(ii)  With respect to any Option Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) the Fair Market Value as of the Repurchase Calculation Date and (y) the applicable per share purchase price paid by the applicable Management Stockholder Entities for such Stock; and

(iii)  With respect to the Options, all such Options (whether or not then exercisable) held by the applicable Management Stockholder Entities shall automatically be terminated without any payment in respect thereof.

(e)    Call Notice.  The Company shall have a period (the “Call Period”) of one hundred eighty (180) days from the date of any Call Event (or, if later, with respect to a

Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 6(a) Call Event) in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 6 (“Repurchase Notice”).  The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company no later than the fifteenth (15th) business day after the giving of the Repurchase Notice.  The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 6) shall be paid by delivery to the applicable Management Stockholder Entities of a check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(f)    Use of Note to Satisfy Call Payment.  Notwithstanding any other provision of this Section 6 to the contrary, if there exists and is continuing any Event, the Company will, to the extent it has exercised its rights to purchase Stock or Options pursuant to this Section 6, in order to complete the purchase of any Stock or Options pursuant to this Section 6, deliver to the applicable Management Stockholder Entities (i) a cash payment for any amounts payable pursuant to this Section 6 that would not cause an Event and (ii) a note having the same terms as that provided in Section 5(c) above with a principal amount equal to the amount payable but not paid in cash pursuant to this Section 6 due to the Event.  Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days from the date of the Call Event, the Management Stockholder Entities shall be permitted by written notice to cause the Company to rescind any Repurchase Notice with respect to that portion of the Stock and Options repurchased by the Company from the Management Stockholder Entities pursuant to this Section 6 with the note described in the foregoing sentence, provided that, upon such rescission, such repurchase shall be immediately rescinded and such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities and, notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.

(g)    Effect of Change in Control.  Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control, this Section 6 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.

7.

Adjustment of Repurchase Price; Definitions.

(a)    Adjustment of Repurchase Price.  In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 5 and 6, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

(b)    Definitions.  All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan.  Terms used herein and as listed below shall be defined as follows:

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person; provided, however, for purposes of this Agreement, Buck Holdings Co-Invest, LP, shall not be deemed to be an Affiliate of the Sponsor.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Applicable Percentage” shall mean:  (i) 20% on or after the first anniversary of the Grant Date; (ii) 40% on and after the second anniversary of the Grant Date; (iii) 60% on and after the third anniversary of the Grant Date; (iv) 80% on and after the fourth anniversary of the Grant Date; and (v) 100% on and after the fifth anniversary of the Grant Date.

“Base Price” shall have the meaning set forth in Section 1(a) hereof.

“Board” shall mean the board of directors of the Company.

“Call Events” shall mean, collectively, Section 6(a) Call Events, Section 6(b) Call Events, Section 6(c) Call Events and Section 6(d) Call Events.

“Call Notice” shall have the meaning set forth in Section 6(e) hereof.

“Call Period” shall have the meaning set forth in Section 6(e) hereof.

“Cause” shall mean “Cause” as such term may be defined in any employment agreement or change in control agreement in effect at the time of termination of employment between the Management Stockholder and the Company or any of its subsidiaries or Affiliates; or, if there is no such employment or change in control agreement, “Cause” shall mean, with respect to the Management Stockholder: (i) any act involving fraud or dishonesty, or any willful failure to perform reasonable duties assigned to him or her which continues beyond ten (10) business days after a written demand for substantial performance is delivered to the Management Stockholder by the Company; (ii) any material breach of any securities or other law or regulation or any Company policy governing trading or dealing with stock, securities, investments or the like or with inappropriate disclosure or “tipping” relating to any stock, securities or investments or the like; (iii) other than as required by law, the carrying out of any activity or making any public statement which prejudices or ridicules the good name and standing of the Company or its Affiliates (including any limited partner of Parent) or would bring such persons into public contempt or ridicule; (iv) attendance at work in a state of intoxication or otherwise being found in possession at the place of work of any prohibited drug or substance, possession of which would amount to a criminal offense; (v) any assault or other act of violence; or (vi) indictment from any crime constituting (x) a felony whatsoever or (y) any misdemeanor that would preclude employment under the Company’s hiring policy.

“Change in Control” shall mean, in one or a series of related transactions, (i) the sale of all or substantially all of the assets of Buck Holdings, L.P. or the Company and its subsidiaries to any person (or group of persons acting in concert), other than to (x) investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (the “Sponsor”) or its Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by the Company, the Sponsor or their respective Affiliates or other person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company, the Sponsor or their respective Affiliates; or (ii) a merger, recapitalization or other sale by the Company, the Sponsor (indirectly) or any of their respective Affiliates, to a person (or group of persons acting in concert) of Common Stock or other voting securities of the Company that results in more than 50% of the Common Stock or other voting securities of the Company (or any resulting company after a merger) being held, directly or indirectly,  by a person (or group of persons acting in concert) that is not Controlled by (x) the Sponsor or its Affiliates or (y) an employee benefit plan (or trust forming a part thereof) maintained by the Company, the Sponsor or their respective Affiliates or other person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company, the Sponsor or their respective Affiliates; in any event, which results in the Sponsor and its Affiliates or such employee benefit plan ceasing to hold the ability to elect (or cause to be elected) a majority of the members of the Board.

“Closing Date” shall mean July 6, 2007.

“Common Stock” shall mean the issued and outstanding shares of the Company’s common stock, par value $0.50 per share.

“Company” shall have the meaning set forth in the introductory paragraph.

“Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group.

“Controlled by” with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Coordination Committee” shall have the meaning set forth in the Partnership Agreement.

“Disability” shall mean “Disability” as such term is defined in any employment agreement between the Management Stockholder and the Company or any of its Subsidiaries, or, if there is no such employment agreement, shall mean “Disability” as defined in the Option Plan.

 “Event” shall have the meaning set forth in Section 5(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor act or relevant section thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that, at the time that the Redemption Notice or Repurchase Notice is delivered (as applicable), could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.

“Fair Market Value” shall mean the fair market value of one share of Common Stock on any given date, as determined reasonably and in good faith by the Board (after consultation with the Chief Executive Officer and Chief Financial Officer of the Company in the case of put and call rights set forth in Sections 5 and 6 of this Agreement), determined without regard to any discount for minority interest and transfer restrictions imposed on the Common Stock of the Management Stockholder Entities.

“Good Reason” shall mean “Good Reason” as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination of employment between the Management Stockholder and the Company or any of its subsidiaries or Affiliates, or, if there is no such employment or change-in-control agreement, “Good Reason” shall mean, with respect to the Management Stockholder: (i) a reduction in base salary or target bonus level; or (ii) the relocation of the Management Stockholder’s principal place of employment to a site outside of a twenty-five mile radius from the site of such Management Stockholder’s principal place of employment prior to such relocation; provided, however, that any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith and is cured within ten (10) business days after the Management Stockholder gives the Company written notice of any such event set forth above, shall not constitute Good Reason.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Investors” shall mean, collectively, the KKR 2006 Fund L.P. and its affiliated investment funds, KKR PEI Investments, L.P., GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH& Co. KG, GS Capital Partners VI Offshore Fund, L.P. and Goldman Sachs DGC Investors, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II 2007 Citigroup Investment, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P. and CPE Co-Investment (Dollar General LLC) and certain other investors in Parent.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Management Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Options” shall have the meaning set forth in the first “whereas” paragraph.

“Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares, as determined pursuant to Section 5 or 6 hereof, as applicable.

“Option Exercise Price” shall mean the then-current exercise price of the shares of Common Stock covered by the applicable Option.

“Option Plan” shall have the meaning set forth in the first “whereas” paragraph.

“Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“Other Management Stockholders” shall have the meaning set forth in the second “whereas” paragraph.

“Other Management Stockholders Agreements” shall have the meaning set forth in the second “whereas” paragraph.

“Parent” shall have the meaning set forth in the introductory paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Partnership Agreement” shall mean the Amended and Restated Partnership Agreement of Buck Holdings, L.P., as it may be amended, modified, restated or supplemented from time to time

“Permitted Transfer” shall have the meaning set forth in Section 3(a).

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Notice” shall have the meaning set forth in Section 9(b) hereof.

“Piggyback Registration Rights” shall have the meaning set forth in Section 9(a) hereof.

“Proposed Registration” shall have the meaning set forth in Section 9(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in the first “whereas” paragraph.

“Put Period” shall have the meaning set forth in Section 5(a) hereof.

“Qualified Public Offering” shall mean the initial Public Offering (i) for which cash proceeds to be received by the Company (or any successor thereto) from such offering (or series of related offerings) (without deducting underwriter discounts, expenses and commissions) are at least $400,000,000, or (ii) pursuant to which at least 35% of the outstanding shares of Common Stock are sold by the Company (or any successor thereto).

“Redemption Notice” shall have the meaning set forth in Section 5(b) hereof.

“Registration Rights Agreement” shall have the meaning set forth in Section 9(a) hereof.

“Repurchase Calculation Date” shall mean (i) prior to the occurrence of a Public Offering, the last day of the month preceding the month in which date of repurchase occurs, and (ii) on and after the occurrence of a Public Offering, the closing trading price on the date immediately preceding the date of repurchase.

“Repurchase Notice” shall have the meaning set forth in Section 6(e) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 5 and Section 6, as applicable.

“Request” shall have the meaning set forth in Section 9(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective affiliates.

“ROFR Notice” shall have the meaning set forth in Section 4(a) hereof.

“ROFR Transferee” shall have the meaning set forth in Section 4(a) hereof.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Management Stockholder and Parent dated as of the date hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Senior Management Stockholder” shall mean any of the Management Stockholders or Other Management Stockholders whose job grade level is Vice President or above and who has been designated as such on Schedule I hereto or the corresponding schedule of the Other Management Stockholders Agreements, as applicable.

“Stock” shall have the meaning set forth in Section 2(a) hereof.

“Stock Option Agreements” shall have the meaning set forth in the first “whereas” paragraph.

“TBCA” shall have the meaning set forth in Section 5(c) hereof.

“transfer” shall have the meaning set forth in Section 2(a) hereof.

8.

The Company’s Representations and Warranties and Covenants.

(a)    The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b)    If the Company is or becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock, subject to compliance with the provisions hereof (including requirements of the Coordination Committee of Parent or the Company) without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Notwithstanding anything contained in this Section 8(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available.  Nothing in this Section 8(b) shall be deemed to limit in any manner the restrictions on transfers of Stock contained in this Agreement.

(c)

The Company will not agree to any amendment of the terms of the credit agreement entered into on the Closing Date, or to any corresponding provision in any successor or equivalent debt agreement, that imposes any limits on the Company's permission thereunder to repurchase stock, or make payments on any note, in each case under Section 5(c) or 6(e) of this Agreement, that are materially more restrictive than such provision under such credit agreement as in effect on the Closing Date if, at or prior to the time of such agreement, restrictions corresponding and proportionate thereto have not also been imposed thereunder on the payment of cash dividends on the Common Stock.

9.

“Piggyback” Registration Rights.  Effective after the occurrence of an initial Public Offering:

(a)    The Parties agree to be bound, with respect to Senior Management Stockholders or to any other Management Stockholder who are provided such rights pursuant to this Section 9, by all of the terms, conditions and obligations of the Registration Rights Agreement (the “Registration Rights Agreement”) as they relate to the exercise of piggyback registration rights as provided in Sections 4, 6, 7, 8 and 11 (but not Section 11(l)) of the Registration Rights Agreement entered into by and among the Company and investors party thereto (the “Piggyback Registration Rights”), as in effect on the date hereof (subject, with respect to any such Management Stockholder expressly provided Piggyback Registration Rights, only to any amendments thereto to which such Management Stockholder has agreed in writing to be bound), and, if any of the Investors are selling stock, shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, the right to participate in the initial Public Offering and any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Management Stockholder were an original party (other than the Company) to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement.  All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

(b)    In the event of a sale of Common Stock by any of the Investors in accordance with the terms of the Registration Rights Agreement, the Company will promptly notify each Senior Management Stockholder or other Management Stockholder to whom the Board, after consultation with the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company, has decided to extend the Piggyback Registration Rights, in writing (a “Piggyback Notice”) of any proposed registration (a “Proposed Registration”), which Piggyback Notice shall include: the principal terms and conditions of the proposed registration, including (A) the number of the shares of Common Stock to be sold, (B) the fraction expressed as a percentage, determined by dividing the number of shares of Common Stock to be sold by the holders of Registrable Securities by the total number of shares held by the holders of Registrable Securities selling the shares of Common Stock, (C) the proposed per share purchase price (or an estimate thereof), and (D) the proposed date of sale.  If within fifteen (15) days of the receipt by the Management Stockholder or Management Stockholder, as the case may be, of such Piggyback Notice, the Company receives from the applicable Management Stockholder Entities of the Senior Management Stockholder or Management Stockholder, as the case may be, a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Senior Management Stockholder or Management Stockholder, if any, and the Company), shares of Stock will be so registered as provided in this Section 9; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(c)    The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the aggregate number of shares of Stock being sold by holders of Registrable Securities and the denominator of which is the aggregate number of shares of Stock owned by the holders of Registrable Securities or (ii) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 9 or (iii) the maximum number of shares which the Senior Management Stockholder (pro rata based upon the aggregate number of shares of Stock the Senior Management Stockholder and all Other Management Stockholders who are Senior Management Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights.

(d)    If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then, unless the managing underwriter advises that marketing factors require a different allocation, the Company will include in the Proposed Registration (i) first,

100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling holders of Registrable Securities, the Senior Management Stockholder and all Other Management Stockholders who are Senior Management Stockholders and any other Persons who are entitled to piggyback or incidental registration rights in respect of Stock (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including upon exercise of all exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e)    Upon delivering a Request a Senior Management Stockholder or other Management Stockholder having Piggyback Registration Rights pursuant to clause (b) of this Section 9 will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 9 (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Senior Management Stockholder or Management Stockholder, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Senior Management Stockholder’s or Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Senior Management Stockholder’s or Management Stockholder’s behalf with respect to the matters specified therein.

(f)    The Management Stockholder agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 9, including reasonable and customary lock-up agreements; provided that Parent and its Affiliates enter into a similar agreement if requested by the managing underwriter.

(g)    Notwithstanding Section 11(l) of the Registration Rights Agreement, this Section 9 will terminate on the earlier of (i) the occurrence of a Change in Control and (ii) with respect to each Management Stockholder, on the date on which such Management Stockholder ceases to own any Registrable Securities.

10.

Additional Rights of Management Stockholders.  Notwithstanding anything herein to the contrary, in the event that the Company receives notice of any event giving rise to any of the tag-along or piggyback registration rights set forth in Section 9 hereof or in the Sale Participation Agreement, in each such case with respect to a Senior Management Stockholder, the Board shall promptly (and in event within such period of time to allow the Management Stockholder to exercise such right, if applicable) after being informed of such notice consult with the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company to determine whether and to what extent any such rights shall be granted to the Management Stockholder and the Other Management Stockholders who are not Senior Management Stockholders.  Any such grant shall be effective upon, and to the extent set forth in, any applicable resolution passed by the Board, and the Company shall give prompt notice to the Management Stockholder and the Other Management Stockholders of the adoption thereof.

11.

Rights to Negotiate Repurchase Price.  Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

12.

Notice of Change of Beneficiary.  Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust.  The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

13.

Recapitalizations, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

14.

Management Stockholder’s Employment by the Company.  Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.

15.

Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under Section 2(a) or Section 3(a) (other than clauses (iii) or (iv) thereof) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.  No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

16.

Amendment.  This Agreement may be amended by the Company at any time upon notice to the Management Stockholder thereof; provided that any amendment (i) that materially disadvantages the Management Stockholder shall not be effective unless and until the Management Stockholder has consented thereto in writing and (ii) that disadvantages a class of stockholders in more than a de minimis way but less than a material way shall require the consent of a majority of the equity interests held by such affected class of stockholders.

17.

Closing.  Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

18.

Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a)    The laws of the State of Tennessee applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b)    In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator.  Such arbitration process shall take place in Nashville, TN.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c)    Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 22(a) of this Agreement.

(d)    In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

19.

Assignability of Certain Rights by the Company.  The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof; provided, however, that no such assignment shall relieve the Company from its obligations hereunder.

20.

Miscellaneous.

(a)    In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(b)    If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

21.

Withholding.  The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment, if applicable.

22.

Notices.  All notices and other communications provided for herein shall be in writing.  Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one (1) business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a)    If to the Company, to it at the following address:

Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN  37072
Attention:  General Counsel
Telecopy:  (615) 855-5180

with copies to:

Kohlberg Kravis Roberts & Co. L.P.

2800 Sand Hill Road, Suite 200

Menlo Park, CA 94025
Attention:  Michael Calbert
Telecopy:  (650) 233-6553

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:  David J. Sorkin, Esq.

                  Marni J. Lerner, Esq.

Telecopy:  (212) 455-2502

(b)    If to the Management Stockholder, to the Management Stockholder at the address set forth below under the Management Stockholder’s signature;

or at such other address as either party shall have specified by notice in writing to the other.

23.

Confidential Information; Covenant Not to Compete; Covenant Not to Solicit.

(a)    In consideration of the Company entering into this Agreement with the Management Stockholder, unless there exists any covenant that pertains to the same subject matter as set forth in this Section 23 in any employment agreement or change in control agreement in effect at the time of termination of employment between the Management Stockholder and the Company or any of its subsidiaries or Affiliates (the “Existing Restrictive Covenants”), in which case such covenants shall supersede the covenants contained in this Section 23; then the Management Stockholder shall be subject to the covenants contained in this Section 23:

(i)

at any time during or after the Management Stockholder’s employment with the Company or its subsidiaries, disclose any Confidential Information pertaining to the business of the Company or any of its subsidiaries or any of the Investors or any of their respective Affiliates, except when required to perform his or her duties to the Company or one of its subsidiaries, by law or judicial process;

(ii)

at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for the lesser period of (a) the period during which the Management Stockholder receives severance payments and benefits pursuant to the Dollar General Corporation Severance Plan and Summary Plan Description, as it may be amended from time to time and (b) six (6) months after the Management Stockholder’s termination of employment, directly or indirectly, act as a proprietor, investor director, officer, employee, substantial stockholder, consultant, or partner in any of the following businesses in any geographic area where the Company or its Affiliates manufactures, produces, sells, leases, rents, licenses or otherwise provides products or services: Wal-Mart, Target, K-Mart, Walgreen’s, Rite-Aid, CVS, Family Dollar Stores, Fred’s, the 99 Cents Stores, and Dollar Tree Stores;

(iii)

at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for a period of six (6) months thereafter, directly or indirectly (A) solicit customers or clients of the Company, any of its subsidiaries, the Investors or any of their respective Affiliates to terminate their relationship with the Company, any of its subsidiaries, the Investors or any of their respective Affiliates or otherwise solicit such customers or clients to compete with any business of the Company, any of its subsidiaries, the Investors or any of their respective Affiliates or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of the Management Stockholder’s employment, employed by the Company or any of its Affiliates;

provided that in each of clauses (ii) and (iii) above, such restrictions shall not apply with respect to any Investor or any of their Affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries.  If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of Confidential Information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of Confidential Information.  Notwithstanding the foregoing, for the purposes of Section 23(a)(ii), the Management Stockholder may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or quotation system or on the over the counter market if the Management Stockholder (I) is not a controlling person of, or a member of a group which controls, such person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)    Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c)    In the event that the Management Stockholder breaches any of the provisions of Section 23(a), in addition to all other remedies that may be available to the Company, the Management Stockholder shall be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of any Options or Stock held by such Management Stockholder; provided that with respect to Option Stock, the Management Stockholder shall be required to pay to the Company only such amounts, if any, that the Management Stockholder received in excess of the exercise price paid by the Management Stockholder in acquiring such Option Stock, on a net after-tax basis.

24.

Irrevocable Proxy.  In accordance with Tenn. Code Ann. § 48-17-203, each Management Stockholder hereby irrevocably appoints Buck Holdings, L.P. and any authorized representatives and designees thereof as its lawful proxy and attorney-in-fact to exercise with full power in such Management Stockholder’s name and on its behalf such Management Stockholder’s right to vote all of the shares of outstanding Common Stock owned by the Management Stockholder at any regular or special meeting of the stockholders of the Company for the express purpose of electing any one or more members to the Board.  Buck Holdings, L.P. and any authorized representatives and designees thereof shall vote under this proxy on behalf of each such Management Stockholder in the same manner as Buck Holdings, L.P. votes any outstanding shares of Common Stock owned by it at any such regular or special meeting of the stockholders of the Company for the express purpose of electing any one or more members to the Board.   This proxy is irrevocable and is coupled with an interest and shall not be terminable as long as this Agreement remains effective among the parties hereto, their successors, transferees and assigns and, if such Management Stockholder is a natural person, shall not terminate on the disability or incompetence of such Management Stockholder.  The Company is hereby requested and directed to honor this proxy upon its presentation by Buck Holdings, L.P. and any authorized representatives and designees thereof, without any duty of investigation whatsoever on the part of the Company. Each such Management Stockholder agrees that the Company, and the Company’s secretary shall not be liable to such Management Stockholder for so honoring this proxy.

25.

Shareholder Actions by Written Consent.  The Management Stockholder (a) agrees that, in respect of actions undertaken without a meeting pursuant to Article I, Section 6 of the bylaws of the Company and T.C.A. section 48-17-104, unless otherwise provided by the Company's charter or bylaws or applicable law, any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed in one or more counterparts by shareholders having not less that the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) hereby consents to the taking of any such action as set forth in this Section 25 and in Article I, Section 6 of the bylaws of the Company.

26.

Effectiveness.  This Agreement, if duly executed, shall become effective on the Effective Date and prior thereto shall be of no force or effect.

[Signatures on next pages.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date(s) set forth below.

DOLLAR GENERAL CORPORATION

By:	/s/ Bob Ravener

Name:	Bob Ravener

Title:	SVP, Chief People Officer

Date:	12-19-08

BUCK HOLDINGS, L.P. By: Buck Holdings, LLC, its General Partner

By:	/s/ Raj Agrawal

Name:	Raj Agrawal

Title:	Vice President

Date:	12-19-08

[signature page to Management Stockholder’s Agreement]

MANAGEMENT STOCKHOLDER:

Signature:	/s/ Todd J. Vasos

Name:	Todd J. Vasos

Date:	12-02-08

ADDRESS:

c/o Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN 37072

PURCHASED STOCK

I hereby elect to invest $650,000 in the Company’s Common Stock (NOTE:  the amount you invest, if any, must equal at least $650,000 and may not exceed $1,300,000).

[signature page to Management Stockholder’s Agreement]

Schedule I to Management Stockholder’s Agreement

OPTIONS

Number of shares of Common Stock underlying Options (assuming you have satisfied the minimum investment amount):   _________

EFFECTIVE DATE

December 19, 2008

SENIOR MANAGEMENT STOCKHOLDER?

Yes __X__

No ____